SECURITIES AND EXCHANGE COMMISSION	OMB APPROVAL

Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

February 12, 2007
OMB Number: 3235-0060 Expires: April 30, 2009 Estimated average burden hours per response…...…5.0

TRULITE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51696	20-1372858
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

5 HOUSTON CENTER
1401 McKINNEY STREET, SUITE 900
HOUSTON, TX 77010-4035
(Address of principal executive offices including Zip Code)

(713) 888-0660

(Registrant’s telephone number, including area code)

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On February 12, 2007, UHY Mann Frankfort Stein & Lipp CPAs, LLP (“UHY”), notified Trulite, Inc. (the “Company”) that it has ceased to provide audit services to the Company, and accordingly, resigned as the independent registered public accountants of the Company on that date.

  None of the reports of UHY on the Company’s financial statements for the past two years or subsequent interim period contained an adverse opinion or disclaimer of opinion, or was qualified as to audit scope, or accounting principles, except that the report of UHY dated September 9, 2005 for the period from inception (July 15, 2004) through December 31, 2004 and the report of UHY dated May 16,2006 with respect to the Company’s financial statements as of and for the year ended December 31, 2005 and for the period from inception (July 15, 2004) through December 31, 2004 was modified as to uncertainty regarding the Company’s ability to continue as a going concern.

During the last two fiscal years of the Company and any subsequent interim period, there were no disagreements between the Company and UHY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of UHY, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

  The Company has provided UHY with a copy of the above disclosures in response to Item 304(a) of Regulation S-K in conjunction with the filing of this Form 8-K. The Company requested that UHY deliver to the Company a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in response to Item 304(a) of Regulation S-K, and if not, stating the respects in which it does not agree. A copy of the letter of UHY is filed as Exhibit 16.1 to this Form 8-K/A Current Report.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

16.1	Letter, dated February 23, 2007, from UHY Mann Frankfort Stein & Lipp CPAs, LLP to the Securities and Exchange Commission

99.1	Response of Trulite, Inc. to SEC comment letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRULITE, INC. (Registrant)

Dated: February 28, 2007	By:	/s/ Jonathan Godshall
Name: Jonathan Godshall
Title: President and Chief Executive Officer